SUB-ITEM 77C


                          MFS VARIABLE INSURANCE TRUST

                                  on behalf of

                                MFS GROWTH SERIES
                            MFS GLOBAL EQUITY SERIES

                           Consent of Sole Shareholder


           THE UNDERSIGNED, being the sole shareholder of the shares of beneficial interest (the "shares") of MFS Growth Series and MFS Global Equity
Series  (collectively,  the  "Funds"),  each a series of MFS Variable
  Insurance
Trust, a Massachusetts business trust (the "Trust"), does hereby consent to and adopt the following votes for the action of the shareholders of the
Fund:


Approval of Investment Advisory Agreement

VOTED:              That the terms of the Investment  Advisory
Agreement  dated
                    April 30, 1999,  by and between the Trust,  on
behalf of MFS
                    Growth Series, and Massachusetts  Financial
Services Company
                    ("MFS"),  a copy of which is attached  hereto,
be, and they
                    hereby are, ratified, confirmed and approved; and

FURTHER
VOTED:              That the terms of the Investment  Advisory
Agreement  dated
                    April 30, 1999,  by and between the Trust,  on
behalf of MFS
                    Global Equity Series,  and Massachusetts  Financial
Services
                    Company ("MFS"), a copy of which is attached hereto,
be, and
                    they hereby are, ratified, confirmed and approved;
and



Ratification of Selection of Auditors

VOTED:              That the  selection  of Deloitte & Touche  LLP,
independent
                    public  accountants,  by the Board of Trustees of
the Trust,
                    pursuant to and subject to the  provisions  of
Section 32(a)
                    of the  Investment  Company  Act of 1940 as the
independent
                    public  accountants  of the Trust on behalf of the
Series to
                    certify   every   financial   statement   certified
   by  an
                    independent  public  accountant which is required
by any law
                    or  regulation  to be filed by the  Trust on  behalf
of the
                    Series in respect of all or any part of the  Series'
fiscal
                    year  ending  December  31,  2000,  be,  and it
hereby  is,
                    ratified, confirmed and approved.

           This consent shall be filed with the records of meetings of shareholders of the Trust, and shall for all purposes be treated as action taken at a meeting.



IN WITNESS WHEREOF, the undersigned sets his hand this 29th day of April, 1999.





                                  MASSACHUSETTS FINANCIAL
SERVICES COMPANY



                                  BY: ____________________________
                                  Arnold D. Scott
                                  Senior Executive Vice President